UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2020

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On January 6, 2020, Agree Realty Corporation (the “Company”) issued a press release announcing the Company’s investment and disposition activity for 2019, investment guidance for 2020, and updates on its portfolio and its fourth quarter 2019 capital markets activities.

A copy of the press release is furnished as Exhibit 99.1 to this report.

The Company has posted a copy of the press release in the Invest section of its website at www.agreerealty.com.

Item 8.01.	Other Events.

On January 6, 2020, the Company announced its weighted-average number of common shares outstanding for the three and twelve months ended December 31, 2019. The following table computes the Company’s weighted-average number of common shares outstanding for the periods:

	Three Months Ended	Twelve Months Ended
	December 31, 2019	December 31, 2019
Weighted-average number of common shares outstanding	42,481,614	40,771,300
Less: Unvested restricted stock	(193,954)	(193,954)
Weighted-average number of common shares outstanding used in basic earnings per share	42,287,660	40,577,346

Weighted-average number of common shares outstanding used in basic earnings per share	42,287,660	40,577,346
Effect of dilutive securities: share-based compensation	108,227	98,740
Effect of dilutive securities: September 2018 forward equity offering	-	269,785
Effect of dilutive securities: April 2019 forward equity offering	598,359	277,225
Effect of dilutive securities: 2019 ATM forward equity offerings	2,072	518
Weighted-average number of common shares outstanding used in diluted earnings per share	42,996,318	41,223,614

Operating Partnership Units ("OP Units")	347,619	347,619
Weighted-average number of common shares and OP Units outstanding used in diluted earnings per share	43,343,937	41,571,233

The Company entered into a forward sale agreement in September 2018 to sell an aggregate of 3,500,000 shares of common stock (the “September 2018 Forward”) and entered into subsequent forward sale agreements in April 2019 to sell an aggregate of 3,162,500 shares of common stock (the “April 2019 Forward”, and together with the September 2018 Forward, the “Forward Equity Offerings”). Concurrently with entering into the April 2019 Forward, the Company settled the entirety of the September 2018 Forward and received net proceeds of approximately $186.0 million. The Company settled the entirety of the April 2019 Forward on December 30, 2019 and received net proceeds of approximately $195.8 million.

During the fourth quarter of 2019, the Company entered into forward sale agreements in connection with its at-the-market equity program to sell an aggregate of 2,003,118 shares of common stock (the “ATM Forward Offerings”). To date, no shares from the ATM Forward Offerings have been settled.

To account for the potential dilution resulting from the Forward Equity Offerings and the ATM Forward Offerings on earnings per share calculations, the Company used the treasury method to determine the dilution during the period of time prior to settlement. The impact from the September 2018 Forward on the Company’s weighted-average diluted shares for the twelve months ended December 31, 2019 was 269,785 weighted-average incremental shares. The impact from the April 2019 Forward on the Company’s weighted-average diluted shares for the three and twelve months ended December 31, 2019 was 598,359 and 277,225 weighted-average incremental shares, respectively. The impact from the ATM Forward Offerings on the Company’s weighted-average diluted shares for the three and twelve months ended December 31, 2019 was 2,072 and 518 weighted-average incremental shares, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release, dated January 6, 2020, entitled “Agree Realty Announces Record 2019 Investment Activity”.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Date: January 6, 2020	By:	/s/ Clayton R. Thelen
Clayton R. Thelen
Chief Financial Officer and Secretary